Exhibit 99.1

For Immediate Release November 9, 2023	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com

AUDACY REPORTS THIRD QUARTER RESULTS

Philadelphia, PA — Audacy, Inc. (OTC: AUDA) today reported financial results for the quarter ended September 30, 2023.

Third Quarter Summary

•	Net revenues for the quarter were $299.2 million, down 5.6% compared to $317.0 million in the third quarter of 2022

•	Local spot revenues were down 3%, national spot revenues were down 15% and network advertising revenues were down 5%

•	Digital revenues were $64.8 million, up 3% compared to the third quarter of 2022

•

Total operating expenses for the quarter were $580.8 million, which includes a non-cash impairment loss of $272.7 million, compared to $468.8 million in the third quarter of 2022, which included a gain on sale of $10.7 million and a non-cash impairment loss of $176.8 million

•	Cash operating expenses for the quarter were $276.1 million, down 2% compared to $280.6 million in the third quarter of 2022

•	Operating loss for the quarter was $281.7 million, compared to $151.9 million in the third quarter of 2022

•	Adjusted EBITDA for the quarter was $23.0 million, compared to $36.3 million in the third quarter of 2022

•	As of September 30, 2023, the Company’s liquidity, which includes restricted cash, was $57.5 million

David J. Field, Chairman, President and Chief Executive Officer, stated: “Audacy’s third quarter net revenues declined 5.6%, in-line with our quarterly guidance as ad market conditions have remained challenging, particularly on national business. Cash operating expenses were down 2%.

We gained revenue share in the quarter, most significantly in radio in which we have achieved accelerating share growth since the start of the year. We also delivered solid gains in radio ratings share and digital audience metrics while making important progress on our tech roadmap and meaningful expense savings to improve our current and future business model.

Fourth quarter is currently pacing down 9% on an as reported basis and down 4% on a same-station, ex-political basis. We expect Q4 total revenues to decline by high single digits and costs to decline by high single digits.

As noted in our recent public filings, we remain in constructive conversations with our lenders to recapitalize the company’s balance sheet to establish a strong financial footing and position the company to capitalize effectively on our growth opportunities. Notwithstanding current challenges, Audacy has established a strong position as a scaled, leading multi-platform audio content and entertainment company distinguished by our exclusive premium content and top positions across the country’s largest markets. We salute our team for their strong work delivering solid growth against our key performance metrics and serving our listeners and customers with excellence.”

Recent Company Developments

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Market share gains. The Company posted solid market share gains during the quarter as its local spot market share increased by 1.1% and network market share increased 1.6%. Overall, Audacy’s total revenue share increased 0.4%.

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Strong Ratings Performance. Our radio stations continue to gain ratings share from our competitors as Audacy brands in PPM markets had their sixth consecutive quarter of year over year share growth in the key A25-54 demographic. Our gains came across many markets with 70% (24 of 34) of our PPM markets seeing ratings improvement.

•

Major Fall/Holiday Events Calendar. Our annual We Can Survive concert moved from LA to New York on October 14 and celebrated its 10th anniversary with performances by Maroon 5, ONEREPUBLIC, Kelly Clarkson and others. The sold-out show raised over $600,000 for the American Foundation for Suicide Prevention as part of Audacy’s I’m Listening mental health initiative. Last week, some of the biggest names in country music took the stage at the Hard Rock South Florida for Audacy’s Stars & Strings, raising funds for the Wounded Warrior Project. The Red Hot Chili Peppers will headline the wildly popular KROQ Almost Acoustic Christmas at the Forum in Los Angeles in December. In addition the Riptide Music Festival returns to the beach in Fort Lauderdale and our Alice in Winterland and Deck The Hall Ball concert tour will take place in eight of our markets.

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Industry Leading Podcasts. This quarter studio launches include Say More with Dr? Sheila, the first in a three-season original comedy podcast franchise from Amy Poehler’s Paper Kite Podcasts. The show hit #1 on Apple’s comedy chart and #4 overall. Audacy had a #1 hit with parenting influencers Big Little Feelings hosted by real-life best friends and preeminent toddler/preschool experts Kristin Gallant and Deena Margolin. Audacy signed a multi-year contract extension for Glennon Doyle’s chart-topping podcast We Can Do Hard Things. As part of the new agreement, select episodes will drop early exclusively on the Audacy app.

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Podcast of the Year Award. In partnership with HBO, Pineapple Street Studios won Adweek’s coveted “2023 Podcast of the Year” Award for the Succession podcast, the official companion to HBO’s iconic series in its final season, hosted by journalist Kara Swisher and featuring behind-the-scenes interviews with show’s writers, producers, directors and cast members. The show also won in Adweek’s Best TV/Streaming Podcast category, and hit #1 on Apple’s TV & Film chart.

The company will not be holding a conference call regarding the third quarter earnings release.

About Audacy

Audacy, Inc. (OTC: AUDA) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp), Twitter (@AudacyCorp), LinkedIn (@Audacy-Inc), Instagram (@lifeataudacy) and Threads (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); (gain) loss on early extinguishment of debt; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; deferred compensation expense/(income); income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements about market conditions, the Company’s revenue guidance, and the Company’s ability to capitalize on its growth opportunities, develop digital demand, enhance its balance sheet and regain compliance with the NYSE’s minimum price condition, are based upon current expectations and involve certain risks and uncertainties.. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
STATEMENTS OF OPERATIONS
Net Revenues	$299,166	$316,969	$857,314	$911,703

Station Expenses	255,686	259,203	754,589	743,947
Station Expenses—Non-Cash Compensation	303	828	1,449	2,989
Corporate Expenses	32,110	21,136	81,436	68,818
Corporate Expenses—Non-Cash Compensation	446	24	2,298	3,956
Depreciation And Amortization	18,310	18,345	53,327	47,455
Other Expenses	74	72	426	474
Impairment Loss	272,656	176,784	403,061	180,075
Restructuring Charges	1,272	4,216	12,204	6,118
Net Gain On Sale Or Disposal	(24)	(10,665)	(22,305)	(13,228)
Change In Fair Value of Contingent Consideration	—	(1,098)	—	(8,802)

Total Operating Expenses	580,833	468,845	1,286,485	1,031,802

Operating Loss	(281,667)	(151,876)	(429,171)	(120,099)

Net Interest Expense	36,011	28,113	102,940	76,113
Other Income	—	—	—	(238)

Loss Before Income Taxes	(317,678)	(179,989)	(532,111)	(195,974)
Income Tax Benefit	(83,345)	(39,014)	(136,075)	(43,153)

Net Loss	$(234,333)	$(140,975)	$(396,036)	$(152,821)

Net Loss Per Share—Basic	$(49.64)	$(30.35)	$(84.29)	$(32.92)

Net Loss Per Share—Diluted	$(49.64)	$(30.35)	$(84.29)	$(32.92)
Weighted Common Shares Outstanding—Basic*	4,720	4,645	4,698	4,642

Weighted Common Shares Outstanding—Diluted*	4,720	4,645	4,698	4,642

*Stock split applied
SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	$185,646	$204,742	$532,069	$584,363
Digital (including podcasting)	64,792	62,685	188,373	190,024
Network	22,516	23,663	63,208	66,592
Sponsorships and Events	13,825	13,760	38,207	35,724
Other	12,387	12,119	35,457	35,000

	$299,166	$316,969	$857,314	$911,703

Political	$952	$6,900	$3,062	$12,188

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	$145,657	$156,793	$419,095	$455,838
Sports	72,015	72,595	190,768	190,493
News/Talk	43,250	48,503	129,706	148,617
Non-format specific	38,244	39,078	117,745	116,755

	$299,166	$316,969	$857,314	$911,703

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$9,618	$25,637	$34,642	$72,541
Adjusted Income Taxes Paid (Refunded)	$307	$13	$2,233	$(14,779)

	September 30, 2023	December 31, 2022
SELECTED BALANCE SHEET DATA
Cash, Cash Equivalents and Restricted Cash	$57,380	$103,344
Senior Debt—Term B-2 Loan (Includes Current Portion)	$632,415	$632,415
Senior Debt—Revolver (Includes Current Portion)	$219,000	$180,000
Senior Secured Notes—2027	$460,000	$460,000
Senior Secured Notes—2029	$540,000	$540,000
Accounts Receivable Facility (Includes Current Portion)	$75,000	$75,000
Total Shareholders’ Equity	$126,623	$520,619

OTHER FINANCIAL DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation Of GAAP Net Loss To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Loss	$(234,333)	$(140,975)	$(396,036)	$(152,821)
Income Tax Benefit	(83,345)	(39,014)	(136,075)	(43,153)
Net Interest Expense	36,011	28,113	102,940	76,113
Corporate Expenses—Non-Cash Compensation	446	24	2,298	3,956
Station Expenses—Non-Cash Compensation	303	828	1,449	2,989
Depreciation And Amortization	18,310	18,345	53,327	47,455
Other Expenses	72	125	341	622
Restructuring Charges	1,272	4,216	12,204	6,118
COVID-19 Related Expenses	2	127	93	480
Non-Recurring Expenses Otherwise Included in Corporate Expenses	—	(470)	42	1,217
Liability Management Expenses	12,181	—	19,152	—
Impairment Loss	272,656	176,784	403,061	180,075
Contingent Consideration Accretion and Remeasurements	—	(1,098)	—	(8,802)
Deferred Compensation Expense	(506)	—	459	—

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Other Income	$—	$—	$—	$(238)
Net Gain On Sale Or Disposal of Assets	(24)	(10,665)	(22,305)	(13,228)

Adjusted EBITDA	23,045	36,340	40,949	100,783

Net Interest Expense	(36,011)	(28,113)	(102,940)	(76,113)
Deferred Financing Costs Included In Interest Expense	1,397	1,292	4,838	3,832
Amortization Debt Premium Included In Interest Expense	(256)	(256)	(766)	(768)
Net Capital Expenditures	(9,618)	(25,637)	(34,642)	(72,541)
Other
Adjusted Income Taxes (Paid) Refunded	(307)	(13)	(2,233)	14,779

Adjusted Free Cash Flow	$(21,750)	$(16,387)	$(94,794)	$(30,028)